UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 21, 2005

REGENERATION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 21, 2005, Regeneration Technologies, Inc. (the “Company”) entered into a Tissue Recovery Agreement (the “Recovery Agreement”) with Southeast Tissue Alliance, Inc. (“SETA”), Pursuant to the Recovery Agreement, the Company has the exclusive right to receive certain human tissues recovered by SETA under SETA’s current recovery agreements with certain hospitals, medical examiners and funeral homes. The Recovery Agreement also provides detailed procedures governing the Company’s acceptance or rejection of tissue recovered by SETA as well as recovery fees payable by the Company to SETA.

The Company will seek from the Securities and Exchange Commission confidential treatment of certain portions of the Recovery Agreement. A copy of the Recovery Agreement, with confidential portions redacted, will be filed as an exhibit to the Company’s periodic filings pursuant to the Securities Exchange Act of 1934, as amended.

The Company issued a press release on January 25, 2005, announcing the Recovery Agreement. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated January 25, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERATION TECHNOLOGIES, INC.

Date: January 25, 2005	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Vice President and Chief Financial Officer

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